UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2021

COURSERA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40275	45-3560292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 E. Evelyn Ave. Mountain View, California	94041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 963-9884

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	COUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offices; Compensatory Arrangements of Certain Officers.

Effective as of August 17, 2021, William Billings was appointed as Vice President, Accounting, and Chief Accounting Officer of Coursera, Inc. (“Coursera”). Upon the effective date of Mr. Billings’ appointment, Jeffrey C. Grace ceased to serve as Coursera’s principal accounting officer but continues to serve as Coursera’s Corporate Controller. In connection with his appointment, Mr. Billings was also designated as Coursera’s principal accounting officer.

Mr. Billings, age 45, most recently served as the Global Corporate Controller of Airbnb, Inc. (Nasdaq: ABNB), an online marketplace for lodging and tourism activities, from July 2019 to August 2021. Prior to that, Mr. Billings served as Vice President of Finance and Global Controller at World Fuel Services Corporation (NYSE: INT), an energy, commodities, and services company, from November 2015 to July 2019. From November 2013 to October 2015, Mr. Billings served as Global Technical Controller of General Electric Company (NYSE: GE), a multinational energy, equipment, solutions and services company. Mr. Billings is a Certified Public Accountant and holds a Bachelor of Science in Accounting and a Master of Business Administration from Southern University and A&M College at Baton Rouge Marriott School of Management.

We expect that Mr. Billings will enter into a contract of employment with Coursera, pursuant to which he will receive an annual base salary of $320,000, a signing bonus of $50,000, and be eligible to receive an annual target bonus equal to 25% of his base salary. Mr. Billings will also receive a restricted stock unit award valued at three million dollars, which will vest over a four-year period with twenty-five percent of the award vesting on Coursera’s first quarterly vesting date following the one-year anniversary of Mr. Billings’ start date and six-and-a-quarter percent of the award vesting on each quarterly vesting date thereafter, subject to his continued employment.

In connection with his appointment as Chief Accounting Officer, Coursera expects to enter into its form of indemnification agreement with Mr. Billings. Mr. Billings has no family relationships with any director, executive officer, or person nominated or chosen by Coursera to become a director or executive officer of Coursera. Mr. Billings is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COURSERA, INC.

Date: August 17, 2021	By:	/s/ Kenneth R. Hahn
Kenneth R. Hahn
Senior Vice President, Chief Financial Officer, and Treasurer